PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces First Quarter

2006 Results

---$0.27 per diluted share in Adjusted Earnings---

Montreal, Quebec, May 8, 2006—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the first quarter ended March 31, 2006. All references are in U.S. dollars.

Revenues for the first quarter ended March 31, 2006 were $52.4 million compared to $25.1 million in the first quarter ended March 31, 2005.

Adjusted earnings for the first quarter were $7.1 million or $0.27 per diluted share compared to $3.4 million or $0.14 per diluted share for the comparable period in 2005.

Adjusted earnings is a non-GAAP (generally accepted accounting principles) financial measure that excludes foreign exchange gains and losses and related income tax effects, discontinued operations, restructuring costs and stock-based compensation. A reconciliation of Optimal's adjusted earnings is included in Annex A to the Company's consolidated financial statements attached below.

At the end of the first quarter, Optimal decided to divest of its hardware maintenance and services segment. The proposed divestiture ties into Optimal’s strategy of identifying opportunities that can generate superior returns while divesting itself of assets that do not generate acceptable returns or do not fit into the Company’s long-term business strategy. Therefore, the results of this segment, including all revenues and expenses that were previously included in the Company’s consolidated Statement of Operations, are now presented as discontinued operations and the assets and liabilities of the segment are recorded as held for sale on the Company’s financial statements. The amount for discontinued operations, which includes a restructuring charge in respect of facility closure costs, severance and inventory write-downs, was $2.7 million.

Net earnings in the first quarter ended March 31, 2006 were $4.4 million or $0.17 per diluted share compared to $0.0 million or $0.00 per diluted share for the quarter ended March 31, 2005.

Net earnings per diluted share from continuing operations were $0.27 compared to $0.06 per diluted share for the comparable period in 2005.

Optimal Group Announces First Quarter 2006 Results	Page 2

Optimal's consolidated balance sheet remains strong. At March 31, 2006, the Company had:

•	cash, cash equivalents, short-term investments (including amounts held in reserve) and settlement assets net of customer reserves, security deposits and bank indebtedness of $110.7 million;
•	working capital, excluding cash and short-term investments held as reserves, of $75.2 million; and
•	shareholders' equity of $209.9 million.

Commenting on the announcement, Holden L. Ostrin, Co-Chairman of Optimal, said, “Optimal’s financial results in the first quarter of 2006 were well ahead of both our original and subsequent increase in guidance for that period. We have continued to experience strong growth and we anticipate that 2006 will be an impressive operational year with superior financial results and strong cash flow.”

Mr. Ostrin continued, “We believe that the balance of the year will continue to be very promising as we move to dispose of certain underperforming assets and maximize the opportunities associated with our payment processing businesses. Our FireOne subsidiary continues to outperform, and we believe, will continue to be a driver of shareholder value. As well, we are seeing strong progress in our higher-margin, card-not-present, processing business and have renewed our focus on this segment.”

Financial Outlook for the Second Quarter of 2006

For the second quarter of 2006, Optimal anticipates adjusted earnings per diluted share of $0.27 to $0.29 based on fully diluted shares outstanding of approximately 26.0 million.

Use of Adjusted Earnings per Diluted Share

In addition to the financial measures prepared in accordance with GAAP, Optimal uses certain non-GAAP financial measures, including adjusted earnings per diluted share. Optimal believes that the inclusion of such measures helps investors to gain a better understanding of its core operating results and future prospects and is consistent with how management measures and forecasts the Company’s operational and financial performance, especially when comparing such results to previous periods or forecasts.

Key assumptions and sensitivities

For the purposes of projecting our second quarter 2006 adjusted earnings per diluted share, we have made the following principal assumptions: there will be no events, such as the exercise or grant of stock options or restricted share units, which will significantly impact the number of fully diluted shares outstanding; second quarter growth in both the gaming and non-gaming payment processing industries, having account for seasonality factors, will approximate the growth experienced in recent quarters; we will be successful in the continuing integration of the business assets acquired by our payments business, and no unanticipated expenses will be incurred; bad debt expense will be consistent with our bad debt experience over recent quarters; and we will not suffer the loss, due to insolvency or otherwise, of any customer that accounts for a significant portion of the revenues of our payments business. Although we believe that the assumptions underlying our statement as to projected second quarter 2006 adjusted earnings per diluted share are reasonable, any of those assumptions could prove to be inaccurate and, therefore, there can be no assurance that such projection will prove to be accurate.

Optimal Group Announces First Quarter 2006 Results	Page 3

Our statement as to projected second quarter 2006 adjusted earnings per diluted share is forward looking, and does not take into account the potential impact of any future divestitures, acquisitions, mergers or other business combinations. Furthermore, our actual second quarter 2006 adjusted earnings per diluted share are subject to the risks and uncertainties summarized below under “Forward Looking Statements” and could differ materially from our projection. As well, the non-GAAP financial results of Optimal’s results of operations are not meant to be considered superior to or a substitute for Optimal’s results of operations prepared in accordance with GAAP.

Optimal’s conference call will be held on Tuesday, May 9, 2006 at 10:00 am (EDT). It is the intent of Optimal’s conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard beginning at 10:00 am (EDT) as an audio webcast via Optimal’s website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the conference call replay by dialing 514-861-2272 / 1-800-408-3053 access code 3184659 #. The replay may be heard beginning at 11:00 am (EDT) on May 9, 2006 and will be available for five business days thereafter.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments company with operations throughout North America, the United Kingdom and Ireland. Through Optimal Payments, we process credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, and process electronic checks and direct debits online and by phone. Through FireOne Group (London/AIM: FPA.L) and its subsidiaries, we process online gaming transactions through the use of credit and debit cards, electronic debit and through FirePay (www.firepay.com), a leading stored-value, electronic wallet. FireOne Group offers FirePay for non-gaming purchases as well. Through Optimal Services Group, we provide repair depot and field services to retail, financial services and other third-party accounts.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

Optimal Group Announces First Quarter 2006 Results	Page 4

Forward-Looking Statements:

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: • our business depends upon the services of key personnel; • we may be unable to find suitable acquisition candidates and we may not be able to successfully integrate businesses we acquire into our operations; • we are subject to the risk that a taxation authority could challenge certain filing positions we have taken, and that a successful challenge could require us to pay significant additional taxes; • our payments businesses are at risk of loss due to fraud, disputes and merchant insolvency; • we may not be able to safeguard against security and privacy breaches in our electronic transactions; • our payments systems might be used for illegal or improper purposes; • we must comply with credit card and check clearing association rules and practices, which could impose additional costs and burdens on our payments businesses; • we may not be able to develop new products that are accepted by our customers; • the failure of our systems, the systems of third parties or the Internet could negatively impact our business systems and harm our reputation for reliability; • increasing government regulation of Internet commerce could make it more costly or difficult to conduct our businesses; • if our relationships with our banking partners deteriorated, our ability to process transactions could be impaired or halted; • it may be difficult or costly to enforce our rights with respect to assets held in foreign jurisdictions; • our intellectual property rights may be infringed by unauthorized third parties; • we operate in a competitive market for our products and services; • we rely upon non-exclusive arrangements with independent sales agents to acquire and retain our customers; • our products and services are based on sophisticated technology, which may be negatively affected by technological defects and product development delays; • if our encryption technology fails to ensure secure electronic commerce transactions, we may become subject to liabilities and our customers may stop using our products and services; • we are subject to exchange rate fluctuations between the U.S. dollar and the Canadian dollar; • our businesses are subject to fluctuations in general business conditions; • the legal status of Internet gaming is uncertain. Future regulation may make it costly or impossible for us to continue processing transactions for gaming merchants, and reports of regulatory initiatives that are unfavorable to us may adversely affect the trading price of our common shares; • our status under certain financial services regulations is unclear; • we bear consumer risk in relation to our guaranteed FirePay wallet offering; • our contracts for our hardware services segment may not be renewed or may be reduced; • we rely upon two customers for a significant portion of our hardware services revenues; • our hardware services business is affected by computer industry trends; • our hardware services business operates in a market subject to rapid technological change; • the per incident revenues in our hardware services business are variable; • our hardware services business relies on single suppliers for some of our inventory; • we may not be able to accurately predict the inventory requirements of our hardware services business; • we may fail to price fixed fee contracts accurately; • we may be subject to additional litigation stemming from our operation of the U-scan self-checkout business.

For further information regarding risks and uncertainties associated with our business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations", “Legal Proceedings” and "Forward Looking Statements" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

All information in this release is as of May 8, 2006. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Consolidated Balance Sheets
(Unaudited)
March 31, 2006 and December 31, 2005
(expressed in thousands of U.S. dollars)

	March 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$121,851	$98,236
Cash held as reserves	22,527	22,722
Short-term investments	62,538	82,361
Short-term investments held as reserves	3,010	3,014
Settlement assets	15,754	20,727
Accounts receivable	5,569	4,681
Income taxes receivable and refundable investment tax credits	1,167	1,055
Inventory	314	122
Prepaid expenses and deposits	690	884
Future income taxes	2,063	2,016
Current assets related to discontinued operations held for sale	10,192	10,944
	245,675	246,762

Long-term receivables	2,698	3,528
Property and equipment	2,740	2,660
Goodwill and other intangible assets	114,679	117,090
Future income taxes	448	333
Other asset	10,462	10,462
Long-term assets related to discontinued operations held for sale	2,979	3,848

	$379,681	$384,683
Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$7,898	$8,390
Customer reserves and security deposits	107,040	112,422
Accounts payable and accrued liabilities	15,774	21,796
Income taxes payable	6,678	9,003
Future income taxes	619	836
Current liabilities related to discontinued operations held for sale	6,896	6,587
	144,905	159,034

Non-controlling interest	15,712	12,926
Future income taxes	8,757	8,958
Long-term liabilities related to discontinued operations held for sale	431	475
Shareholders' equity:
Share capital	200,789	195,149
Additional paid-in capital	22,957	25,884
Deficit	(12,386)	(16,259)
Cumulative translation adjustment	(1,484)	(1,484)
	209,876	203,290

	$379,681	$384,683

OPTIMAL GROUP INC.
Consolidated Statements of Operations
(Unaudited)
Three-month periods ended March 31, 2006 and 2005
(expressed in thousands of U.S. dollars, except per share amounts)

	2006	2005

Revenues	$52,422	$25,079

Expenses:
Transaction processing	25,508	12,255
Selling, general and administrative	11,969	6,574
Amortization of intangibles pertaining to transaction processing	3,015	711
Amortization of property and equipment	389	379
Stock-based compensation pertaining to selling, general and administrative	-	1,641
Research and development	805	618
Operating leases	368	162

Earnings from continuing operations before undernoted items	10,368	2,739

Investment income	1,282	337

Earnings from continuing operations before income tax provision and non-controlling interest	11,650	3,076

Income tax provision	2,471	1,536

Earnings from continuing operations before non-controlling interest	9,179	1,540

Non-controlling interest	2,120	-

Earnings from continuing operations	7,059	1,540

Loss from discontinued operations (including restructuring of $1,572)	(2,670)	(1,509)

Net earnings	$4,389	$31

Weighted average number of shares:
Basic	23,322,885	22,394,674
Plus impact of stock options and warrants	2,659,005	1,917,251

Diluted	25,981,890	24,311,925

Earnings (loss) per share:
Continuing operations:
Basic	$0.30	$0.07
Diluted	0.27	0.06
Discontinued operations:
Basic	(0.11)	(0.07)
Diluted	(0.10)	(0.06)
Net:
Basic	0.19	0.00
Diluted	0.17	0.00

OPTIMAL GROUP INC.
Consolidated Statements of Cash Flows
(Unaudited)
Three-month periods ended March 31, 2006 and 2005
(expressed in thousands of U.S. dollars)

	2006	2005

Cash flows from (used in) operating activities:
Net earnings	$4,389	$31
Add: loss from discontinued operations	2,670	1,509
Net earnings from continuing operations	7,059	1,540
Adjustments for items not affecting cash:
Non-controlling interest	2,120	-
Amortization	3,404	1,090
Future income taxes	(553)	1,124
Stock-based compensation	-	1,641
Foreign exchange	(46)	190
Net change in operating assets and liabilities	(9,507)	(2,665)
	2,477	2,920
Cash flows from (used in) financing activities:
Proceeds from issuance of Class "A" shares	3,830	2,920
Proceeds from issuance of FireOne Group plc ordinary shares	6	-
Decrease in bank indebtedness	(531)	(82)
Repayment of capital leases	(48)	(87)
Repurchase of Class "A" shares	(973)	-
	2,284	2,751

Cash flows from (used in) investing activities:
Purchase of property, equipment and intangible assets	(1,073)	(483)
Proceeds from maturity of short-term investments	19,823	36,264
Proceeds from note receivable	830	88
Decrease in cash held in escrow	-	2,709
Acquisition of MCA, including acquisition costs of $49	-	(2,689)
Payment of balance of sale of NPS	-	(1,500)
Other	-	(165)
	19,580	34,224

Effect of exchange rate changes on cash and cash equivalents during the period	58	(224)

Cash flows of discontinued operations
Operating cash flows	(674)	(958)
Financing cash flows	(39)	(96)
Investing cash flows	(71)	(712)
	(784)	(1,766)
Net increase in cash and cash equivalents	23,615	37,905
Cash and cash equivalents, beginning of period	98,236	62,937
Cash and cash equivalents, end of period	$121,851	$100,842

Annex A

Use of Non-GAAP Financial Information

We supplement our reporting of net earnings (loss) determined in accordance with Canadian and U.S. GAAP by reporting "adjusted earnings (loss)" as a measure of earnings (loss) in this earnings release. In establishing this supplemental measure of earnings (loss), we exclude foreign exchange gains and losses and related income tax effects, discontinued operations, restructuring costs and stock-based compensation from net earnings (loss) as management believes that foreign exchange gains and losses are largely uncontrollable by management and discontinued operations and restructuring costs are not reflective of our core operations.

Management believes that adjusted earnings (loss) is useful to investors as a measure of our earnings (loss) because it is, for management, a primary measure of our performance, and provides a more meaningful reflection of our earnings potential.

Adjusted earnings (loss) does not have a standardized meaning under Canadian or U.S. GAAP and therefore should be considered in addition to, and not as a substitute for, net earnings (loss) or any other amount determined in accordance with Canadian and U.S. GAAP. Our measure of adjusted earnings (loss) reflects management's judgment in regard to the impact of foreign exchange gains and losses, discontinued operations and restructuring costs on our core operations, and may not be comparable to similarly titled measures reported by other companies.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
(expressed in thousands except per share amounts)
	Three months ended
	March 31,
	2006	2005
	unaudited	unaudited

Net earnings	$4,389	$31

Add:
Loss from discontinued operations (including restructuring costs of $1,572)	2,670	1,509
Foreign exchange	75	216
Stock-based compensation	-	1,641

Adjusted earnings	7,134	3,397

Diluted shares	25,982	24,312

Adjusted earnings per diluted share	$0.27	$0.14